SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-HEIN-WERNER CORP

          GABELLI FUNDS, INC.
               THE GABELLI ABC FUND
                                 5/12/98           30,000            12.5500
          GABELLI ASSOCIATES FUND
                                 5/13/98           51,000            12.5000
                                 5/12/98           14,500            12.5625




























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.